UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

Asia Properties, Inc.
(Exact name of registrant as specified in its charter)

NV	000-51048	47-0855301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Commercial St. Ste 190-115 Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (360) 392-2841

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective July 11, 2014 the Asia Properties, Inc. (the "Company") has decided to move forward with a lawsuit originally filed April 2, 2014, pursuant to a complaint against David M. Loflin and James B. Kaufman and their company, Appinero LLC. The lawsuit was filed in Clark County, Nevada and alleges that the Defendants engaged in an illegal marketing scheme to sell Asia Properties Stock in what is commonly referred to as a "Pump and Dump" scheme, whereby the Defendants, and each of them, published information on various social media websites concerning the value of the Company's Stock, and its potential for an increase in value, with the purpose of enticing members of the public to believe that the Stock was about to experience an increase in value. Once the Defendants succeeded in orchestrating a false increase in value of the stock, they immediately sold all shares in their possession. The Company gave the Defendants every opportunity to rectify the situation, but the Defendants have chosen not to do so, thereby leaving the Company no other choice but to take the matter to court.

Item 9.01. Financial Statements and Exhibits.

99.1 Copy of lawsuit documents filed in District Court, Clark County, Nevada dated April 2, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Properties, Inc. (Registrant)
July 14, 2014 (Date)	/s/ DANIEL S. MCKINNEY Daniel S. McKinney President, Chief Executive Officer, Director

Exhibit Index
99.1	Press release dated July 14, 2014